Exhibit 99.1
FOR IMMEDIATE RELEASE

Jackson Announces First Quarter 2025 Results

LANSING, Mich. — May 7, 2025 — Jackson Financial Inc. (NYSE: JXN) (Jackson®) today announced its financial results for the first quarter ended March 31, 2025.

First Quarter 2025 Key Highlights

▪Retail annuity sales1 of $4.0 billion in the first quarter of 2025, up 9% from the first quarter of 2024
–Variable annuity sales1 of $2.7 billion in the first quarter of 2025, up 9% from the first quarter of 2024, with a more than 40% increase in sales of variable annuities without lifetime benefits
–Registered index-linked annuity (RILA) sales of $1.2 billion in the first quarter of 2025, up 3% from the first quarter of 2024
–Fixed and fixed index annuity sales of $174 million in the first quarter of 2025, up 74% from the first quarter of 2024
▪Net income (loss) attributable to Jackson Financial Inc. common shareholders of $(35) million, or $(0.48) per diluted share in the first quarter of 2025, partially driven by a loss on reinsured business, compared to $784 million, or $9.94 per diluted share in the first quarter of 2024
▪Adjusted operating earnings2 of $376 million, or $5.10 per diluted share in the first quarter of 2025, compared to $334 million, or $4.23 per diluted share in the first quarter of 2024, driven largely by higher spread income resulting from growth in average RILA assets under management (AUM), and a reduction in the diluted share count due to common share repurchases
▪Adjusted operating earnings growth driven in part by a 2% increase in average annuity AUM, from $242 billion in the first quarter of 2024 to $246 billion in the first quarter of 2025, largely due to higher average RILA AUM
▪Robust capital position at the operating company, with total adjusted capital of over $5.2 billion and an estimated risk-based capital (RBC) ratio at Jackson National Life Insurance Company (JNLIC) of 585%
▪Free cash flow2 in the first quarter of 2025 of $213 million reflecting distributions from our operating company of $240 million. Free cash flow for the 12 months ended March 31, 2025, totaled nearly $1 billion, reflecting distributions from our operating company of nearly $1.1 billion.
▪Returned $231 million to common shareholders in the first quarter of 2025 through $172 million of common share repurchases and $59 million in common dividends
▪Cash and highly liquid securities at the holding company of over $600 million as of March 31, 2025, which was above Jackson’s targeted $250 million minimum liquidity buffer

Laura Prieskorn, President and Chief Executive Officer of Jackson, stated, “Our first quarter results demonstrate the continued strength of our business and progress on our strategic objectives. We achieved 9% growth in retail annuity sales compared to the same period last year with growth across all product lines. Our robust in-force book of business delivered free cash flow of $213 million, which was substantially higher than the first quarter of 2024, and delivered nearly $1 billion over the last 12 months ended March 31, 2025. Additionally, we are off to a positive start toward achieving our financial targets, growing our capital and RBC position in the first quarter of 2025, returning $231 million to common shareholders in the first quarter, and retaining healthy levels of excess
1 Excludes certain internal exchanges
2 For the reconciliation of non-GAAP measures to the most comparable U.S. GAAP measures, please see the explanation of Non-GAAP Financial Measures in the Appendix to this release.

cash at the holding company. We anticipate building upon this momentum through the remainder of 2025 and delivering on our mission of helping Americans secure their financial futures.”

Consolidated First Quarter 2025 Results

The Company reported net income (loss) attributable to Jackson Financial Inc. common shareholders of $(35) million, or $(0.48) per diluted share for the three months ended March 31, 2025, compared to $784 million, or $9.94 per diluted share gain for the three months ended March 31, 2024. The net loss in the first quarter reflected a $161 million loss from business reinsured to third parties, while the prior year’s first quarter included a gain on that business of $69 million. The results of reinsured business can differ significantly from quarter to quarter; however, these results do not impact our statutory capital or free cash flow and have a minimal net impact on shareholders’ equity because of the offset from related changes in Accumulated Other Comprehensive Income (AOCI). Net income in the first quarter also has an unfavorable net hedging result compared to the prior year’s first quarter, driven in part by the comparative impact to market risk benefits movements from equity index volatility, which we do not hedge. We believe the non-GAAP measure of adjusted operating earnings better represents the underlying performance of our business as adjusted operating earnings exclude, among other things, changes in the fair value of derivative instruments and market risk benefits tied to market volatility.

Adjusted operating earnings for the three months ended March 31, 2025, were $376 million, or $5.10 per diluted share, compared to $334 million or $4.23 per diluted share for the three months ended March 31, 2024. The current quarter adjusted operating earnings per share benefited from higher spread income resulting from growth in average RILA AUM, and a reduction in the diluted share count due to common share repurchases.

Total common shareholders’ equity was $9.8 billion or $135.43 per diluted share as of March 31, 2025, compared to $9.2 billion or $124.21 per diluted share as of December 31, 2024. Adjusted book value attributed to common shareholders3 was $11.0 billion or $152.84 per diluted share as of March 31, 2025, compared to $11.2 billion or $150.11 per diluted share as of December 31, 2024. The per share increase was driven primarily by a reduction in the diluted share count due to common share repurchases and adjusted operating earnings of $0.4 billion. This was partially offset by capital return to shareholders during the first quarter of 2025, non-operating net hedging losses, and non-operating deferred acquisition cost (DAC) amortization. Adjusted operating return on equity for the first quarter of 2025 was 13.6%, compared to 12.0% in the first quarter of 2024.

Segment Results – Pretax Adjusted Operating Earnings3

	Three Months Ended
(in millions)	March 31, 2025	March 31, 2024
Retail Annuities	$420	$419
Institutional Products	18	31
Closed Life and Annuity Blocks	28	19
Corporate and Other	(24)	(80)
Total[4]	$442	$389

Retail Annuities

Retail Annuities reported pretax adjusted operating earnings of $420 million in the first quarter of 2025, compared to $419 million in the first quarter of 2024. The current quarter benefited from higher spread income resulting from increased RILA AUM, and higher fee income. These items were partially offset by higher general and administrative costs and other policyholder benefits expenses in the current quarter.
3 For the reconciliation of non-GAAP measures to the most comparable U.S. GAAP measures, please see the explanation of Non-GAAP Financial Measures in the Appendix to this release.
4 See reconciliation of Net Income to Total Pretax Adjusted Operating Earnings in the Appendix to this release.

Total retail annuity sales5 of $4.0 billion in the first quarter of 2025 were up from $3.7 billion in the first quarter of 2024, with every annuity category showing growth. Traditional variable annuity sales5 of $2.7 billion in the current quarter were up from $2.4 billion in the first quarter of 2024. RILA sales of $1.2 billion were up slightly from the first quarter of 2024. Fixed and fixed index annuity sales in the current quarter of $174 million were up from $100 million in the first quarter of 2024.

Institutional Products

Institutional Products reported pretax adjusted operating earnings of $18 million in the first quarter of 2025, compared to $31 million in the first quarter of 2024, driven by lower spread income. Net flows were $736 million in the current quarter, and total account value of $9.3 billion was up from $7.8 billion in the first quarter of 2024.

Closed Life and Annuity Blocks

Closed Life and Annuity Blocks reported pretax adjusted operating income of $28 million in the first quarter of 2025, compared to $19 million in the first quarter of 2024, reflecting higher spread income.

Corporate and Other

Corporate and Other reported a pretax adjusted operating (loss) of $(24) million in the first quarter of 2025, compared to $(80) million in the first quarter of 2024, reflecting lower market-related compensation expenses in the current quarter, and a reinsurance related adjustment in the first quarter of 2024.

Capitalization and Liquidity

(Unaudited, in billions)	March 31, 2025	December 31, 2024
Statutory Total Adjusted Capital (TAC) Jackson National Life Insurance Company	$5.2	$5.1
Statutory TAC at JNLIC was $5.2 billion as of March 31, 2025, up from $5.1 billion as of December 31, 2024. TAC was supported by strong earnings on in-force business, partially offset by a $240 million distribution to JNLIC’s parent during the first quarter and the related reduction in deferred tax asset admissibility. JNLIC’s estimated RBC ratio was 585% as of March 31, 2025, up from December 31, 2024, as higher TAC was only partially offset by a modest increase in estimated company action level required capital. Free cash flow totaled $213 million in the first quarter of 2025, and nearly $1 billion over the last 12 months ended March 31, 2025, reflecting nearly $1.1 billion of distributions from the operating company.

Cash and highly liquid securities at the holding company totaled over $600 million as of March 31, 2025, which was above our targeted minimum liquidity buffer of $250 million.

Earnings Conference Call

Jackson will host a conference call Thursday, May 8, 2025, at 9 a.m. ET to review the first quarter results. The live webcast is open to the public and can be accessed at https://investors.jackson.com. A replay will be available following the call.

To register for the webcast, click here.

FORWARD-LOOKING STATEMENTS
5 Excludes certain internal exchanges

The information in this press release contains forward-looking statements about future events and circumstances and their effects upon revenues, expenses and business opportunities. Generally speaking, any statement in this release not based upon historical fact is a forward-looking statement. Forward-looking statements can also be identified by the use of forward-looking or conditional words, such as “could,” “should,” “can,” “continue,” “estimate,” “forecast,” “intend,” “look,” “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “predict,” “remain,” “future,” “confident” and “commit” or similar expressions. In particular, statements regarding plans, strategies, prospects, targets and expectations regarding the business and industry are forward-looking statements. They reflect expectations, are not guarantees of performance and speak only as of the dates the statements are made. We caution investors that these forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from those projected, expressed or implied. Factors that could cause actual results to differ materially from those in the forward-looking statements include those reflected in Part I, Item 1A. Risk Factors and Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the U.S. Securities and Exchange Commission (the SEC) on February 26, 2025, and elsewhere in the Company’s reports filed with the SEC. Except as required by law, Jackson Financial Inc. does not undertake to update such forward-looking statements. You should not rely unduly on forward-looking statements.

Certain financial data included in this release consists of non-GAAP (Generally Accepted Accounting Principles) financial measures. These non-GAAP financial measures may not be comparable to similarly titled measures presented by other entities, nor should they be construed as an alternative to other financial measures determined in accordance with U.S. GAAP. Although the Company believes these non-GAAP financial measures provide useful information to investors in measuring the financial performance and condition of its business, investors are cautioned not to place undue reliance on any non-GAAP financial measures and ratios included in this release. A reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP financial measure can be found in the “Non-GAAP Financial Measures” Appendix of this release.

Certain financial data included in this release consists of statutory accounting principles (“statutory”) financial measures, including “total adjusted capital.” These statutory financial measures are included in or derived from the Jackson National Life Insurance Company annual and/or quarterly statements filed with the Michigan Department of Insurance and Financial Services and available in the investor relations section of the Company’s website at investors.jackson.com/financials/statutory-filings.

ABOUT JACKSON
Jackson® (NYSE: JXN) is committed to helping clarify the complexity of retirement planning—for financial professionals and their clients. Through our range of annuity products, financial know-how, history of award-winning service* and streamlined experiences, we strive to reduce the confusion that complicates retirement planning. We take a balanced, long-term approach to responsibly serving all our stakeholders, including customers, shareholders, distribution partners, employees, regulators and community partners. We believe by providing clarity for all today, we can help drive better outcomes for tomorrow. For more information, visit www.jackson.com.

*SQM (Service Quality Measurement Group) Call Center Awards Program for 2004 and 2006-2024. (Criteria used for Call Center World Class FCR Certification is 80% or higher of customers getting their contact resolved on the first call to the call center (FCR) for 3 consecutive months or more.)

Jackson® is the marketing name for Jackson Financial Inc., Jackson National Life Insurance Company® (Home Office: Lansing, Michigan) and Jackson National Life Insurance Company of New York® (Home Office: Purchase, New York).

WEBSITE INFORMATION
Visit investors.jackson.com to view information regarding Jackson Financial Inc., including a supplement regarding the first quarter results. We routinely use our investor relations website as a primary channel for disclosing key information to our investors. We may use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations. Accordingly, investors should monitor our investor relations website, in addition to following our press releases, filings with the SEC, public conference calls, presentations, and webcasts. We and certain of our senior executives may also use social media channels to communicate with our investors and the public about our Company and other matters, and those communications could be deemed to be material information. The information contained on, or that may be accessed through, our website, our social media channels, or our executives’ social media channels is not incorporated by reference into and is not part of this release.

Investor Relations Contacts:
Liz Werner
elizabeth.werner@jackson.com

Andrew Campbell
andrew.campbell@jackson.com

Media Contact:
Patrick Rich
patrick.rich@jackson.com

APPENDIX

Non-GAAP Financial Measures

In addition to presenting our results of operations and financial condition in accordance with U.S. GAAP, we use and report selected non-GAAP financial measures. Management believes the use of these non-GAAP financial measures, together with relevant U.S. GAAP financial measures, provides a better understanding of our results of operations, financial condition and the underlying performance drivers of our business. These non-GAAP financial measures should be considered supplementary to our results of operations and financial condition that are presented in accordance with U.S. GAAP and should not be viewed as a substitute for the U.S. GAAP financial measures. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Consequently, our non-GAAP financial measures may not be comparable to similar measures used by other companies.

Adjusted Operating Earnings

Adjusted Operating Earnings is an after-tax, non-GAAP financial measure, which we believe should be used to evaluate our financial performance on a consolidated basis by excluding certain items that may be highly variable from period to period due to accounting treatment under U.S. GAAP or that are non-recurring in nature, as well as certain other revenues and expenses that we do not view as driving our underlying performance. Adjusted Operating Earnings should not be used as a substitute for net income as calculated in accordance with U.S. GAAP. However, we believe the adjustments to net income are useful for gaining an understanding of our overall results of operations.

Free Cash Flow

Free cash flow is Jackson Financial Inc. (Parent Company only) (JFI) net cash provided by (used in) operating activities less preferred stock dividends and capital contributions to PPM, plus the return of capital from subsidiaries. Free cash flow should not be used as a substitute for JFI’s net cash provided by (used in) operating activities in accordance with U.S. GAAP. However, we believe these adjustments are useful to gaining an understanding of our overall available cash flow at JFI for return of capital to common shareholders or other corporate initiatives.

For additional detail on the non-GAAP financial measures, please refer to the supplement regarding the first quarter ended March 31, 2025, posted on our website, https://investors.jackson.com.

The following is a reconciliation of Adjusted Operating Earnings to net income (loss) attributable to Jackson Financial Inc. common shareholders, the most comparable U.S. GAAP measure.

U.S. GAAP Net Income (Loss) to Adjusted Operating Earnings

	Three Months Ended
(in millions, except share and per share data)	March 31, 2025	March 31, 2024
Net income (loss) attributable to Jackson Financial Inc. common shareholders	$(35)	$784
Add: dividends on preferred stock	11	11
Add: income tax expense (benefit)	1	101
Pretax income (loss) attributable to Jackson Financial Inc.	(23)	896
Non-operating adjustments – (income) loss:
Guaranteed benefits and hedging results:
Fees attributable to guarantee benefit reserves	(768)	(788)
Net (gains) losses on hedging instruments	(1,011)	2,576
Market risk benefits (gains) losses, net	2,246	(2,718)
Net reserve and embedded derivative movements	(333)	364
Total net hedging results	134	(566)
Amortization of DAC associated with non-operating items at date of transition to LDTI[1]	128	139
Actuarial assumption updates and model enhancements	—	—
Net realized investment (gains) losses	66	7
Net realized investment (gains) losses on funds withheld assets	388	201
Net investment income on funds withheld assets	(227)	(270)
Other items	(24)	(18)
Total non-operating adjustments	465	(507)
Pretax adjusted operating earnings	442	389
Less: operating income tax expense (benefit)	55	44
Adjusted operating earnings before dividends on preferred stock	387	345
Less: dividends on preferred stock	11	11
Adjusted operating earnings	$376	$334

Weighted Average diluted shares outstanding	73,717,082	78,867,103
Net income (loss) per diluted share	$(0.48)	$9.94
Adjusted Operating Earnings per diluted share	$5.10	$4.23

1LDTI - Adoption of FASB issued ASU 2018-12 “Targeted Improvements to the Accounting for Long Duration Contracts”.

The following is a reconciliation of free cash flow at Jackson Financial Inc. (JFI) to JFI net cash provided by operating activities (parent company only), the most comparable U.S. GAAP measure.

Free cash flow at JFI to JFI net cash provided by (used in) operating activities

	Three Months Ended
	March 31, 2025	March 31, 2024
Jackson Financial, Inc. Net cash provided by operating activities (Parent Company Only)	$29	$31

Adjustments from net cash provided by operating activities to free cash flow:
Capital distributions from subsidiaries	195	—
Dividends on preferred stock	(11)	(11)
Total adjustments	184	(11)

Free cash flow	$213	$20

Free Cash Flow is Comprised of:
Capital distributions from subsidiaries	195	—
Interest on surplus note from subsidiary	45	45
Cash distributed to JFI	240	45

Parent company expenses	(28)	(26)
Net investment income and other income	8	4
Other, net	(7)	(3)
JFI expenses and other, net	(27)	(25)

Free cash flow	$213	$20

Adjusted Book Value Attributable to Common Shareholders

Adjusted Book Value Attributable to Common Shareholders excludes Preferred Stock and Accumulated Other Comprehensive Income (Loss) (AOCI) attributable to Jackson Financial Inc (JFI), which does not include AOCI arising from investments held within the funds withheld account related to the Athene Reinsurance Transaction. We exclude AOCI attributable to JFI from Adjusted Book Value Attributable to Common Shareholders because our invested assets are generally invested to closely match the duration of our liabilities, which are longer duration in nature, and therefore we believe period-to-period fair market value fluctuations in AOCI to be inconsistent with this objective. We believe excluding AOCI attributable to JFI is more useful to investors in analyzing trends in our business. Changes in AOCI within the funds withheld account related to the Athene Reinsurance Transaction offset the related non-operating earnings from the Athene Reinsurance Transaction resulting in a minimal net impact on the Adjusted Book Value of JFI.

(in millions)	March 31, 2025	December 31, 2024
Total shareholders’ equity	$10,301	$9,764
Less: Preferred equity	533	533
Total common shareholders’ equity	9,768	9,231
Adjustments to total common shareholders’ equity:
Exclude Accumulated Other Comprehensive (Income) Loss attributable to Jackson Financial Inc.	1,256	1,925
Adjusted Book Value Attributable to Common Shareholders	$11,024	$11,156

Condensed Consolidated Balance Sheets

	March 31,	December 31,
	2025	2024
(in millions, except share and per share data)
Assets
Investments:
Debt Securities, available-for-sale, net of allowance for credit losses of $40 and $39 at March 31, 2025 and December 31, 2024, respectively (amortized cost: 2025 $46,312; 2024 $45,007)	$42,243	$40,289
Debt Securities, at fair value under fair value option	3,430	3,046
Equity securities, at fair value	191	197
Mortgage loans, net of allowance for credit losses of $130 and $121 at March 31, 2025 and December 31, 2024, respectively	9,575	9,462
Mortgage loans, at fair value under fair value option	451	449
Policy loans (including $3,492 and $3,489 at fair value under the fair value option at March 31, 2025 and December 31, 2024, respectively)	4,407	4,403
Freestanding derivative instruments	587	297
Other invested assets	2,844	2,864
Total investments	63,728	61,007
Cash and cash equivalents	3,887	3,767
Accrued investment income	535	529
Deferred acquisition costs	11,770	11,887
Reinsurance recoverable, net of allowance for credit losses of $26 and $27 at March 31, 2025 and December 31, 2024, respectively	21,037	21,830
Reinsurance recoverable on market risk benefits, at fair value	126	121
Market risk benefit assets, at fair value	7,326	8,899
Deferred income taxes, net	382	480
Other assets	830	787
Separate account assets	217,572	229,143
Total assets	$327,193	$338,450

Condensed Consolidated Balance Sheets

	March 31,	December 31,
	2025	2024
(in millions, except share and per share data)
Liabilities and Equity
Liabilities
Reserves for future policy benefits and claims payable	$11,026	$11,072
Other contract holder funds	59,028	58,312
Market risk benefit liabilities, at fair value	4,125	3,774
Funds withheld payable under reinsurance treaties (including $3,672 and $3,667 at fair value under the fair value option at March 31, 2025 and December 31, 2024, respectively)	16,275	16,742
Long-term debt	2,030	2,034
Repurchase agreements and securities lending payable	1,035	1,554
Collateral payable for derivative instruments	340	150
Freestanding derivative instruments	256	361
Notes issued by consolidated variable interest entities, at fair value under fair value option	2,303	2,343
Other liabilities	2,678	2,983
Separate account liabilities	217,572	229,143
Total liabilities	316,668	328,468

Equity
Series A non-cumulative preferred stock and additional paid in capital, $1.00 par value per share: 24,000 shares authorized; 22,000 shares issued and outstanding at March 31, 2025 and December 31, 2024; liquidation preference $25,000 per share	533	533
Common stock; 1,000,000,000 shares authorized, $0.01 par value per share and 71,878,542 and 73,380,643 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	1	1
Additional paid-in capital	6,042	6,046
Treasury stock, at cost; 22,609,773 and 21,107,672 shares at March 31, 2025 and December 31, 2024, respectively	(1,179)	(1,007)
Accumulated other comprehensive income (loss), net of tax expense (benefit) of $(216) and $(311) at March 31, 2025 and December 31, 2024, respectively	(2,719)	(3,522)
Retained earnings	7,623	7,713
Total shareholders' equity	10,301	9,764
Noncontrolling interests	224	218
Total equity	10,525	9,982
Total liabilities and equity	327,193	338,450

Condensed Consolidated Income Statements

	Three Months Ended March 31,
(in millions, except per share data)	2025	2024
Revenues
Fee income	$1,986	$1,998
Premiums	40	38
Net investment income:
Net investment income excluding funds withheld assets	528	464
Net investment income on funds withheld assets	227	270
Total net investment income	755	734
Net gains (losses) on derivatives and investments:
Net gains (losses) on derivatives and investments	1,343	(2,892)
Net gains (losses) on funds withheld reinsurance treaties	(388)	(201)
Total net gains (losses) on derivatives and investments	955	(3,093)
Other income	14	1
Total revenues	3,750	(322)

Benefits and Expenses
Death, other policy benefits and change in policy reserves, net of deferrals	244	221
(Gain) loss from updating future policy benefits cash flow assumptions, net	12	11
Market risk benefits (gains) losses, net	2,246	(2,718)
Interest credited on other contract holder funds, net of deferrals and amortization	288	273
Interest expense	25	25
Operating costs and other expenses, net of deferrals	677	685
Amortization of deferred acquisition costs	275	278
Total benefits and expenses	3,767	(1,225)
Pretax income (loss)	(17)	903
Income tax expense (benefit)	1	101
Net income (loss)	(18)	802
Less: Net income (loss) attributable to noncontrolling interests	6	7
Net income (loss) attributable to Jackson Financial Inc.	(24)	795
Less: Dividends on preferred stock	11	11
Net income (loss) attributable to Jackson Financial Inc. common shareholders	$(35)	$784

Earnings per share
Basic	$(0.48)	$10.04
Diluted[1]	$(0.48)	$9.94

(1) If we reported a net loss attributable to Jackson Financial Inc., all common stock equivalents are anti-dilutive and are therefore excluded from the calculation of diluted shares and diluted per share amounts. The shares excluded from the diluted EPS calculation were 247,765 shares for the three months ended March 31, 2025.